Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-205940) of Singer Madeline Holdings, Inc. of our report dated July 2, 2013, with respect to the financial statements of Galaxy Brands LLC and subsidiary for the period from January 1, 2012, through December 31, 2012.

/s/ Hecht and Company, P.C.

October 13, 2015